Exhibit 99.1

Dissident Shareholders of Texas Pacific Land Trust Reveal Their Apparent Goal:
Seizing Control of TPL Without Paying a Control Premium

Dissidents Continue to Refuse to Engage Constructively

DALLAS (June 27, 2019) – Texas Pacific Land Trust (NYSE: TPL) (the “Trust” or “TPL”) today commented on what the recent actions of the dissident group reveal about the group’s apparent intentions for the Trust:

On June 24, 2019, the Trustees of TPL announced the formation of a Conversion Exploration Committee to evaluate the conversion of TPL into a C-corporation – one of the dissidents’ core campaign demands (and something Trustee nominee General Don Cook has promised throughout his campaign to thoroughly explore). As part of this announcement, the Trustees invited Horizon Kinetics to designate a representative to join the Committee, which would give them an opportunity to participate in deliberations on the future of the Trust.

Instead of identifying a representative to join the Committee, the dissident group has now filed in court a motion for declaratory judgment that Trustee David Barry was not validly elected back in January 2017 – based on their sudden claim that the New York Stock Exchange (NYSE) made what the dissidents call an “error” two and a half years ago. They are also seeking an injunction to enjoin the Trustees “from taking any action on TPL’s behalf,” which would effectively render this $6 billion market cap company powerless, ultimately destroying shareholder value by disrupting TPL’s operations.

Contrary to the dissidents’ assertions, David Barry was validly elected in January 2017 by nearly two-thirds of the votes cast. It is now clear that the dissidents have been misleading shareholders about their apparent intentions all along. The dissidents’ motion is nothing other than an effort to seize control of not just one, but two of the three Trustee seats. In doing so, the dissidents have laid bare their apparent intention: to undertake a hostile takeover by seizing control of TPL without paying a control premium to all shareholders.

What’s at risk if the dissident group obtains control of TPL? We believe they would push for a sale of TPL.1 Although Horizon Kinetics’ investment in TPL has performed extraordinarily well, many of the fund’s remaining investments have been lackluster.2 Horizon Kinetics may want to cash out of some of their TPL position to compensate for other investments. However, with a large stake in a relatively thinly traded stock, Horizon Kinetics cannot sell its position without driving down the price. Even worse, under federal securities laws, Horizon Kinetics is subject to strict volume limitations for sales of TPL stock, which means it could take the fund several years to monetize its position in TPL through sales on the open market.3 That may leave Horizon Kinetics feeling that it has no other choice than to push for a sale of TPL – with no concern as to whether the other shareholders would receive full value. After all, just imagine if we had sold TPL two years ago when it was merely a ~$2 billion company?4 We would have left billions of dollars in shareholder value on the table.

On multiple previous occasions, Horizon Kinetics assured the Trustees and management that they were pleased with TPL’s performance and that their only issue was the need to modernize the Trust’s corporate governance. Their actions since the beginning of this campaign, however, tell a different story. The Trust has made substantial efforts to accommodate the dissidents, but they have refused to take part in any constructive conversation. For example:

●	On April 5, Horizon Kinetics first agreed to consider a compromise candidate but reneged on that promise the following day.
●	On May 8, the Trustees sent a communication labeled “Subject to Settlement Privilege/Confidential” to Horizon Kinetics in an effort to set up a meeting to discuss an amicable resolution. Instead of agreeing to meet, the dissidents published the confidential communication in a remarkable breach of ethical norms.
●	And now, the dissidents have refused to participate in the evaluation of conversion to a C-corp, which has supposedly been one of their core campaign issues.

It has now become clear that the dissidents’ campaign is actually not really about TPL’s corporate structure, “ethical corporate governance” or “transparency.” The dissidents don’t want any amicable resolution that leaves them without the true prize: control of the Trust. After all, TPL is a prized asset, having outperformed 99% of the NYSE in the past five years leading up to the dissidents’ proxy contest.

The Trustees will take all necessary actions to protect TPL and its value for all shareholders.

1 For instance, Allan Tessler suggested this to Trustee David Barry last November and then again in January this year. Also, the dissident group’s Schedule 13D states that “TPL should now fully explore [..] opportunities available to maximize value”, which is code for a sale of a company.

2 For example, 7 out of 8 of Horizon Kinetics “Horizon Separate Accounts” active strategy funds have TPL as the largest holding by a wide margin. Of these funds, all but one are considered to be in the bottom performance quartile. (5 year Relative Performance based on Performance Related Peer Group defined by Horizon Kinetics, as of March 31, 2019)

3 See Rule 144 promulgated under the Securities Exchange Act of 1934, as amended. In making sales on the open market in accordance with Rule 144, Horizon Kinetics may not sell more than the greater of 1% of the outstanding shares or the average reported weekly trading volume during the four weeks preceding the filing of a notice of sale during any three-month period. (For example, in the past four weeks, the average reported weekly trading volume was only 62,128 shares, less than 1% of the shares (based on the 4 weeks preceding Friday, June 21, 2019). Source: FactSet.

4 Based on the market cap as of June 26, 2017. Source: FactSet.

Forward-Looking Statements

This release may contain statements that are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements contained in this release, other than statements of historical fact, are “forward-looking statements” for purposes of these provisions, including statements regarding TPL’s future operations and prospects, the markets for real estate in the areas in which TPL owns real estate, applicable zoning regulations, the markets for oil and gas, production limits on prorated oil and gas wells authorized by the Railroad Commission of Texas, expected competitions, management’s intent, beliefs or current expectations with respect to TPL’s future financial performance and other matters. TPL cautions readers that various factors could cause its actual financial and operational results to differ materially from those indicated by forward-looking statements made from time-to-time in news releases, reports, proxy statements and other written communications, as well as oral statements made from time to time by representatives of TPL. The following factors, as well as any other cautionary language included in this release, provide examples of risks, uncertainties and events beyond our control that may cause TPL’s actual results to differ materially from the expectations TPL describes in such forward-looking statements: global economic conditions; market prices of oil and gas; the demand for water services by operators in the Permian Basin; the impact of government regulation; the impact of competition; the continued service of key management personnel; and other risks and uncertainties disclosed in TPL’s annual reports on Form 10-K and quarterly reports on Form 10-Q. We undertake no obligation to update publicly or otherwise revise any forward-looking statements, whether as a result of new information, future events or other factors that affect the subject of these statements, except where we are expressly required to do so by law.

Contacts:

Media:

Abernathy MacGregor
Sydney Isaacs / Jeremy Jacobs
(713) 343-0427 / (212) 371-5999
sri@abmac.com / jrj@abmac.com

Investor Relations:

MacKenzie Partners
Paul Schulman / David Whissel
(212) 929-5500 or (800) 322-2885
pschulman@mackenziepartners.com